EX-99.h.3.v

AMENDMENT NO. 4 TO AMENDED AND RESTATED FUND ACCOUNTING AND
FINANCIAL ADMINISTRATION OVERSIGHT AGREEMENT

This Amendment (“Amendment”) is made as of April 1, 2025 (“Effective Date”), by and between each fund in Macquarie Funds (formerly Delaware Funds by Macquarie and, prior to that, Delaware Investments Family of Funds) listed on Schedule A (each, a “Fund” and collectively, the “Funds”) having their principal place of business at 100 Independence, 610 Market Street, Philadelphia, PA 19106-2354 and Delaware Investments Fund Services Company (“DIFSC”), a Delaware statutory trust having its principal place of business at 100 Independence, 610 Market Street, Philadelphia, PA 19106-2354.

BACKGROUND:

A.	The Funds and Delaware Service Company, Inc. (“DSC”) are parties to an Amended and Restated Fund Accounting and Financial Administration Oversight Agreement dated as of January 1, 2014 (the “Agreement”) relating to DSC’s provision to the Funds of certain fund accounting, financial administration and related services, and oversight services described in the Agreement.
B.	DIFSC and DSC entered into an Assignment and Assumption Agreement as of November 1, 2014 whereby DSC contributed and assigned to DIFSC all of DSC’s rights, title, and interest in the Agreement, and DIFSC assumed all of DSC’s obligations under the Agreement.
C.	DIFSC and the Funds entered into Amendment No. 1 to Amended and Restated Fund Accounting and Financial Administration Oversight Agreement (the “Agreement”) as of September 1, 2017, Amendment No. 2 to the Agreement as of October 11, 2021 and Amendment No. 3 to the Agreement as of October 1, 2023.
D.	DIFSC is a majority-owned affiliate of Macquarie Group Limited.
E.	This Amendment is an amendment to the Agreement.
F.	The parties desire to amend the Agreement as set forth herein.

TERMS:

The parties hereby agree that:

1.	Section 3A of the Agreement is hereby deleted in its entirety and replaced with the following Section 3A:
A.	The revised term of this Agreement shall commence on April 1, 2025 and continue for a term expiring on March 31, 2030.
2.	Schedule A of the Agreement is hereby deleted in its entirety and replaced with Schedule A attached hereto.

3.	Miscellaneous.
(a)	As hereby amended and supplemented, the Agreement shall remain in full force and effect. In the event of a conflict between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall control.
(b)	The Agreement, as amended hereby, constitutes the complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior communications with respect thereto.
(c)	This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. The facsimile or electronic signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.
(d)	To the extent required by applicable law, the terms of this Amendment and the fees and expenses associated with this Amendment have been disclosed to and approved by the Board of Trustees of the Funds.
(e)	This Amendment shall be governed by the laws of The Commonwealth of Pennsylvania, without regard to its principles of conflicts of laws.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers designated below and to be effective as of the date and year above written.

MACQUARIE FUNDS, as listed on Schedule A

By:	/s/ Richard Salus

Name:	Richard Salus

Title:	Senior Vice President/Chief Financial Officer

DELAWARE INVESTMENTS FUND SERVICES COMPANY

By:	/s/ Daniel V. Geatens

Name:	Daniel V. Geatens

Title:	Senior Vice President/
Head of US Fund Administration/Division Director

SCHEDULE A TO AMENDMENT NO. 4
TO THE AMENDED AND RESTATED FUND ACCOUNTING AND
FINANCIAL ADMINISTRATION OVERSIGHT AGREEMENT BETWEEN
DELAWARE SERVICE COMPANY, INC. AND
MACQUARIE FUNDS
DATED JANUARY 1ST, 2014
AS ASSIGNED TO DELAWARE INVESTMENTS FUND SERVICES COMPANY ON
NOVEMBER 1ST, 2014

As of April 1, 2025

Series, Portfolio and Share Class
Delaware Group® Adviser Funds Macquarie Diversified Income Fund – Class A, Class C, Class R, Class R6, and Institutional Class Shares
Delaware Group® Cash Reserve Macquarie Ultrashort Fund – Institutional Class Shares
Delaware Group® Equity Funds II Macquarie Value Fund – Class A, Class C, Class R, Class R6, Class T, and Institutional Class Shares

Delaware Group® Equity Funds IV

Macquarie Healthcare Fund – Class A, Class C, Class R, and Institutional Class Shares
Macquarie Growth and Income Fund – Class A, Class R6, and Institutional Class Shares

Macquarie Opportunity Fund – Class A, Class C, Class R, Class R6, and Institutional Class Shares

Delaware Group® Equity Funds V

Macquarie Small Cap Core Fund – Class A, Class C, Class R, Class R6, and Institutional Class Shares
Macquarie Small Cap Value Fund – Class A, Class C, Class R, Class R6, and Institutional Class Shares
Macquarie Wealth Builder Fund – Class A, Class C, Class R, Class R6, and Institutional Class Shares

Delaware Group® Global & International Funds Macquarie Emerging Markets Fund – Class A, Class C, Class R, Class R6, and Institutional Class Shares

Delaware Group® Government Fund

Macquarie Emerging Markets Debt Corporate Fund – Class A, Class C, Class R, and Institutional Class Shares

Macquarie Strategic Income Fund – Class A, Class C, Class R, and Institutional Class Shares

Delaware Group® Income Funds

Macquarie Corporate Bond Fund – Class A, Class C, Class R, Class R6, and Institutional Class Shares
Macquarie Extended Duration Bond Fund – Class A, Class C, Class R, Class R6, and Institutional Class Shares

Macquarie Floating Rate Fund – Class A, Class C, Class R, Class R6, and Institutional Class Shares

Delaware Group® Limited-Term Government Funds

Macquarie Limited-Term Diversified Income Fund – Class A, Class C, Class R, Class R6, and Institutional Class Shares

Macquarie Tax-Free Oregon Fund – Class A and Institutional Class

Delaware Group® State Tax-Free Income Trust Macquarie Tax-Free Pennsylvania Fund – Class A, Class C, and Institutional Class Shares
Delaware Group® Tax-Free Fund Macquarie Tax-Free USA Fund – Class A, Class C, and Institutional Class Shares Macquarie Tax-Free USA Intermediate Fund – Class A, Class C, and Institutional Class Shares
Delaware Pooled® Trust Macquarie Global Listed Real Assets Fund – Class A, Class C, Class R, Class R6, and Institutional Class Shares

Delaware VIP® Trust

Macquarie VIP Emerging Markets Series – Standard Class Shares and Service Class Shares

Macquarie VIP Small Cap Value Series – Standard Class Shares and Service Class Shares

Macquarie VIP Fund for Income Series – Standard Class Shares and Service Class Shares

Macquarie VIP Growth and Income Series – Standard Class Shares

Macquarie VIP Growth Equity Series – Standard Class Shares

Macquarie VIP Investment Grade Series – Standard Class Shares and Service Class Shares

Macquarie VIP Limited Duration Bond Series – Standard Class Shares

Macquarie VIP Opportunity Series – Standard Class Shares

Macquarie VIP Total Return Series – Standard Class Shares and Service Class Shares

Ivy Variable Insurance Portfolios

Macquarie VIP Asset Strategy Series – Standard Class Shares and Service Class Shares

Macquarie VIP Balanced Series – Service Class Shares

Macquarie VIP Core Equity Series – Service Class Shares

Macquarie VIP Corporate Bond Series – Service Class Shares

Macquarie VIP Energy Series – Standard Class Shares and Service Class Shares

Macquarie VIP Global Growth Series – Service Class Shares

Macquarie VIP Growth Series – Service Class Shares

Macquarie VIP High Income Series – Standard Class Shares and Service Class Shares

Macquarie VIP International Core Equity Series – Standard Class Shares and Service Class Shares

Macquarie VIP Limited-Term Bond Series – Service Class Shares

Macquarie VIP Mid Cap Growth Series – Standard Class Shares and Service Class Shares

Macquarie VIP Natural Resources Series – Service Class Shares

Macquarie VIP Pathfinder Aggressive Series – Service Class Shares

Macquarie VIP Pathfinder Conservative Series – Service Class Shares

Macquarie VIP Pathfinder Moderate Series – Service Class Shares

Macquarie VIP Pathfinder Moderate – Managed Volatility Series – Service Class Shares

Macquarie VIP Pathfinder Moderately Aggressive – Managed Volatility Series – Service Class Shares

Macquarie VIP Pathfinder Moderately Conservative – Managed Volatility Series – Service Class Shares

Macquarie VIP Pathfinder Moderately Aggressive Series – Service Class Shares

Macquarie VIP Pathfinder Moderately Conservative Series – Service Class Shares

Macquarie VIP Science and Technology Series – Standard Class Shares and Service Class Shares

Macquarie VIP Small Cap Growth Series – Standard Class Shares and Service Class Shares

Macquarie VIP Smid Cap Core Series – Service Class Shares

Macquarie VIP Value Series – Service Class Shares

Ivy Funds

Macquarie Climate Solutions Fund – Class A, Class C, Institutional Class, Class R6, Class R, and Class Y

Macquarie Real Estate Securities Fund – Class A, Class C, Institutional Class, Class R6, Class R, and Class Y

Macquarie Asset Strategy Fund – Class A, Class C, Institutional Class, Class R6, Class R, and Class Y

Macquarie Balanced Fund – Class A, Class C, Institutional Class, Class R6, Class R, and Class Y

Macquarie Core Equity Fund – Class A, Class C, Institutional Class, Class R6, Class R, and Class Y

Macquarie Global Bond Fund – Class A, Class C, Institutional Class, Class R6, Class R, and Class Y

Macquarie Global Growth Fund – Class A, Class C, Institutional Class, Class R6, Class R, and Class Y

Macquarie High Income Fund – Class A, Class C, Institutional Class, Class R6, Class R, and Class Y

Macquarie International Core Equity Fund – Class A, Class C, Institutional Class, Class R6, Class R, and Class Y

Macquarie Large Cap Growth Fund – Class A, Class C, Institutional Class, Class R6, Class R, and Class Y

Macquarie Mid Cap Growth Fund – Class A, Class C, Institutional Class, Class R6, Class R, and Class Y

Macquarie Mid Cap Income Opportunities Fund – Class A, Class C, Institutional Class, Class R6, Class R, and Class Y

Macquarie Multi-Asset Income Fund – Class A, Class C, Institutional Class, Class R6, and Class Y

Macquarie Natural Resources Fund – Class A, Class C, Institutional Class, Class R6, Class R, and Class Y

Macquarie Science and Technology Fund – Class A, Class C, Institutional Class, Class R6, Class R, and Class Y

Macquarie Small Cap Growth Fund – Class A, Class C, Institutional Class, Class R6, Class R, and Class Y

Macquarie Smid Cap Core Fund – Class A, Class C, Institutional Class, Class R6, Class R, and Class Y

Macquarie Systematic Emerging Markets Equity Fund – Class A, Class C, Institutional Class, Class R6, Class R, and Class Y

Macquarie Wilshire Global Allocation Fund – Class A, Class C, Institutional Class, Class R6

Voyageur Insured Funds Macquarie Tax-Free Arizona Fund – Class A, Class C, and Institutional Class Shares

Voyageur Mutual Funds

Macquarie Minnesota High-Yield Municipal Bond Fund – Class A, Class C, and Institutional Class Shares

Macquarie National High-Yield Municipal Bond Fund – Class A, Class C, and Institutional Class Shares

Macquarie Tax-Free California Fund – Class A, Class C, and Institutional Class Shares

Macquarie Tax-Free Idaho Fund – Class A, Class C, and Institutional Class Shares

Macquarie Tax-Free New York Fund – Class A, Class C, and Institutional Class Shares

Voyageur Mutual Funds II Macquarie Tax-Free Colorado Fund – Class A, Class C, and Institutional Class Shares
Voyageur Tax Free Funds Macquarie Tax-Free Minnesota Fund – Class A, Class C, and Institutional Class Shares